UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): November 28, 2018

MOUNTAIN HIGH ACQUISITIONS CORP.

COLORADO	333-175825	27-3515499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 E. Greenway Parkway #103-412

Scottsdale, Arizona 85254

(Address of principal executive offices)

760-413-3927

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02 Unregistered Sales of Equity Securities.

On November 26, 2018,, the Company issued to Alchemy Capital LLC (“Alchemy”) an aggregate of 68,000,000 restricted shares (the “Shares”). The Shares were issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. Such reliance was based on the fact that the issuance of such shares did not involve a public offering. The Shares were issued as a result of the delivery of certain equipment as provided in the Exchange Agreement between the Company and Alchemy (the “Exchange Agreement”). Reference is made to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2018.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2018, effective the end of business on November 30, 2018, Richard G. Stifel resigned as a Director, Chief Financial Officer and Secretary of the Company and its wholly owned subsidiaries. Alan M. Smith, the Company's Chief Executive Officer and President, will assume the responsibilities of the Chief Financial Officer until a replacement for Mr. Stifel is apponted. Mr. Stifel will be acting as a consultant to the Company for a period of three months commencing December 1, 2018.

ITEM 8.01 Other Events.

On November 29, 2018, the Company issued a press release with respect to the delivery of equipment under the Exchange Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits	Document Description

	99.1	Press Release with respect to delivery of equipment under the Exchange Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2018	Mountain High Acquisitions Corp. By: /s/ Alan Smith Alan Smith, President